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                                                                Exhibit 3



            NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION


                  ARTICLES OF INCORPORATION AND BY-LAWS



    The following documents of Navistar Financial Retail Receivables Corporation are incorporated herein by reference:

        3.1 Restated Certificate of Incorporation of Navistar Financial Retail Receivables Corporation (as amended and in effect on June 5, 1995). Filed on Registration No. 33-50291.

        3.2 The By-Laws of Navistar Financial Retail Receivables Corporation. Filed on Registration No. 33-50291.